Exhibit 99.3

REXFORD INDUSTRIAL REALTY, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

AS OF DECEMBER 31, 2015

The following unaudited pro forma financial information of Rexford Industrial Realty, Inc. (the “Company”) is based on the historical financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is based on the Company’s consolidated balance sheet and reflects the subsequent expected acquisition of the industrial portfolio consisting of nine properties (the “REIT Portfolio”) and the related borrowings on the revolving credit facility and the term loan as if such transactions had occurred on December 31, 2015. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 has been prepared to reflect the incremental effect of the REIT Portfolio by the Company as if such transaction had occurred on January 1, 2015.

The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition of the REIT Portfolio had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s consolidated financial statements included on Form 10-K for the year ended December 31, 2015.

REXFORD INDUSTRIAL REALTY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2015

(in thousands – except share and per share data)

	Rexford Industrial	Acquisition of	Pro Forma Rexford
	Realty, Inc. (A)	Portfolio (B)	Industrial Realty, Inc.
ASSETS
Investments in real estate, net	$1,085,143	$180,871	1,266,014
Cash and cash equivalents	5,201	—	5,201
Rents and other receivables, net	3,040	—	3,040
Deferred rent receivable, net	7,827	—	7,827
Deferred leasing costs, net	5,331		5,331
Deferred loan costs, net	1,445		1,445
Acquired lease intangible assets, net	30,383	12,357	42,740
Acquired indefinite-lived intangible	5,271	—	5,271
Other assets	5,523	—	5,523
Investment in unconsolidated real estate entities	4,087	—	4,087

Total Assets	$1,153,251	$193,228	$1,346,479

LIABILITIES & EQUITY
Liabilities
Notes payable	$418,154	$191,000	$609,154
Interest rate swap liability	3,144	—	3,144
Accounts payable, accrued expenses and other liabilities	12,631	505	13,136
Dividends payable	7,806	—	7,806
Acquired lease intangible liabilities, net	3,387	2,103	5,490
Tenant security deposits	11,539		11,539
Prepaid rents	2,846	—	2,846

Total Liabilities	459,507	193,608	653,115
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Common Stock, $0.01par value 490,000,000 authorized and 55,598,684 outstanding as of December 31, 2015	$553	—	553
Additional paid in capital	722,722	—	722,722
Cumulative distributions in excess of earnings	(48,103)	(505)	(48,608)
Accumulated other comprehensive loss	(3,033)	—	(3,033)

Total stockholders’ equity	672,139	(505)	671,634

Noncontrolling interests	21,605	125	21,730
Total Equity	693,744	(380)	693,364

Total Liabilities and Equity	$1,153,251	$193,228	$1,346,479

REXFORD INDUSTRIAL REALTY, INC.

UNAUDITED PRO FORMA CONDENDSED CONSOLIDATED STATEMENT OF OPERATIONS

AS OF DECEMBER 31, 2015

(in thousands – except share and per share data)

	Pro Forma Rexford
	Industrial Realty, Inc.
	before Acquisition of	Acquisition of	Pro Forma Rexford
	Portfolio (C)	Portfolio (D)	Industrial Realty, Inc.
RENTAL REVENUES
Rental revenues	$81,114	$7,343	$88,457
Tenant reimbursements	10,479	2,761	13,240
Other income	1,013	—	1,013

TOTAL RENTAL REVENUES	92,606	10,104	102,710
Management, leasing and development services	584	—	584
Interest income	710	—	710

TOTAL REVENUES	93,900	10,104	104,004

OPERATING EXPENSES
Property expenses	25,000	3,461	28,461
General and administrative	15,016		15,016
Depreciation and amortization	41,837	7,778	49,615

TOTAL OPERATING EXPENSES	81,853	11,239	93,092
OTHER (INCOME) EXPENSE
Acquisition expenses	2,136	—	2,136
Interest expense	8,453	3,694	12,147

TOTAL OTHER EXPENSE	10,589	3,694	14,283
TOTAL EXPENSES	92,442	14,933	107,375

Equity in income (loss) from unconsolidated real estate entities	93	—	93
Gain from early repayment of note receivable	581	—	581
Loss on extinguishment of debt	(182)	—	(182)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,950	(4,829)	(2,879)
Net income attributable to noncontrolling interests	(76)	—	(76)

NET INCOME (LOSS) ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	1,874	(4,829)	(2,955)
Less: earnings allocated to participating securities	(223)	—	(223)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,651	$(4,829)	$(3,178)

Income (loss) from continuing operations attributable to common stockholders per share—basic and diluted	$0.03		$(0.06)

Weighted average shares of common stock outstanding—basic and diluted	54,024,923		54,024,923

REXFORD INDUSTRIAL REALTY, INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

(in thousands – except share and per share data)

1.	BALANCE SHEET ADJUSTMENTS

(A)	Represents the audited historical consolidated balance sheet of Rexford Industrial Realty, Inc. as of December 31, 2015.

(B)	Reflects the expected acquisition of the nine property industrial portfolio from a single seller (the “ REIT Portfolio”) as if it had occurred on December 31, 2015 for approximately $191 million. The following is our preliminary purchase price allocation which is subject to change as we complete the purchase price allocation process.

(In thousands)
Tangible	Total Assets	Total Liabilities
Land	$90,437	—
Building(s)	81,847	—
Site Improvements	6,977	—
Tenant Improvement Allowance (Origination Costs)	$1,610	—

Total Tangible	$180,871	—

Intangible
Leasing Commissions (Origination Costs)	$2,953	—
Legal and Marketing Costs (Origination Costs)	87	—
Above/(Below) Market Lease Value	911	($2,103)
Lease In Place Value	8,406	—

Total Intangible	$12,357	($2,103)

Fair Value	$193,228	($2,103)

As previously disclosed, Rexford Industrial Realty, Inc. (the “Company”), through our operating partnership, Rexford Industrial Realty, L.P. (the “Operating Partnership”), entered into a $125 million Credit Agreement (the “Credit Agreement”) on January 14, 2016 with PNC Bank, National Association, as administrative agent, U.S. Bank, National Association, as syndication agent, PNC Capital Markets LLC and U.S. Bank, National Association, as joint lead arrangers and joint bookrunners, and the other lenders named therein. Under the terms of the Credit Agreement, we are permitted to add one or more incremental term loans in an aggregate amount not to exceed $100 million (the “Accordion”). The Company plans to exercise the Accordion in full and established a new incremental term loan in an aggregate principal amount of $100 million (the “Incremental Term Loan”). The proceeds of the Incremental Term Loan will be used to partially fund the acquisition of the REIT Portfolio discussed in further detail below.

As previously disclosed, the Company is party to an Amended and Restated Credit Agreement, dated June 11, 2014 (the “Credit Facility”), among the Company, the Operating Partnership, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Bookrunners and the other parties named therein.

REXFORD INDUSTRIAL REALTY, INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

(in thousands – except share and per share data)

The Credit Agreement provides for a $200 million revolving credit facility and a $100 million term loan facility. We expect to borrow approximately $91 million under the revolving credit facility provided by the Credit Agreement to partially fund the acquisition of the REIT Portfolio.

The Company expects to incur approximately $0.5 million in acquisition expenses as part of the acquisition of the REIT Portfolio.

2.	INCOME STATEMENT ADJUSTMENTS

(C)	Represents the audited historical consolidated operations of the Company for the year ended December 31, 2015. See the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(D)	The pro forma adjustments reflect the results of operations for the year ended December 31, 2015 for the REIT Portfolio as if it had been acquired on January 1, 2015. Revenues and direct operating expenses are presented on the accrual basis of accounting. Rental revenues include adjustments for the amortization of the net amount of above- and below-market rents.

Depreciation and amortization amounts were determined based on management’s evaluation of the estimated remaining useful lives of the properties in the REIT Portfolio and intangibles. The values allocated to buildings, site improvements, in-place lease intangibles and tenant improvements are depreciated on a straight-line basis using an estimated remaining life of 10-30 years for buildings, 5-20 years for site improvements, and the shorter of the estimated useful life or respective lease term for in-place lease intangibles and tenant improvements. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life.